For Immediate Release

CONTACTS:

Entertainment Gaming Asia Inc.

Traci Mangini

TraciMangini@EGT-Group.com

312/867-0848

ENTERTAINMENT GAMING ASIA RECEIVES NASDAQ LISTING DEFICIENCY NOTICE

Hong Kong – April 23, 2014 – Entertainment Gaming Asia Inc. (NASDAQ: EGT) (“Entertainment Gaming Asia” or “the Company”), a gaming company focused on emerging gaming markets in Pan-Asia, today announced that on April 17, 2014, the Company received a notice (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that it is not in compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.

The Company will work to regain listing compliance and believes that it has options available to ensure continued listing on NASDAQ. Management and the Board of Directors are evaluating these options to determine the optimal course of action. As of yesterday, the closing bid price of the Company’s shares was $0.87, and it will actively monitor the performance of the stock with respect to the listing standards.

According to the Notice, the Company has been given a grace period of 180 calendar days, until October 14, 2014, to regain compliance with the minimum bid price requirement. If at any time during the 180-day grace period, the minimum closing bid price per share of the Company’s common stock closes at or above $1.00 for a period of ten consecutive business days, the Company will regain compliance and the matter will be closed.  In the event the Company does not regain compliance within this grace period, it may be eligible to receive an additional 180-day grace period, provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the minimum bid price requirement, and provides written notice of its intention to cure the minimum bid price deficiency during the second 180-day grace period.  If the Company fails to regain compliance after the second 180-day grace period, the Company’s common stock will be subject to delisting by NASDAQ.

During the initial 180-calendar day grace period and, potentially the additional 180-calendar day grace period, the Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol "EGT". Therefore, the Notice has no immediate impact on the listing of the Company’s common stock.

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Entertainment Gaming Asia Receives NASDAQ Listing Deficiency Notice, 4/23/2014 page 2

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NASDAQ: EGT) is a leading gaming company in Pan-Asia engaged in the development and operation of casinos and gaming venues in the Indo-China region under its “Dreamworld” brand as well as the leasing of electronic gaming machines on a revenue sharing basis to the gaming industry.  The Company also manufactures and sells RFID and traditional gaming chips and plaques to major casinos under its “Dolphin” brand.  For more information please visit www.EGT-Group.com.

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the Company’s ability to ensure continued listing on The NASDAQ Capital Market. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the Company may be unable to develop and implement a plan to ensure the continued listing of its common shares on The NASDAQ Capital Market and other risks set forth in Entertainment Gaming Asia’s annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2013 and subsequently filed quarterly reports on Form 10-Q. Entertainment Gaming Asia cautions readers not to place undue reliance on any forward-looking statements. Entertainment Gaming Asia does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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